Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Form F-3 Nos. 333-283393, 333-271343 and 333-274862) of Pagaya Technologies Ltd.,

(2)Registration Statement (Form S-3 No. 333-291957) of Pagaya Technologies Ltd., and

(3)Registration Statements (Form S-8 Nos. 333-265739, 333-274540 and 333-285754) pertaining to the 2016 Equity Incentive Plan, Stock Option Sub-Plan for United States Persons to the 2016 Equity Incentive Plan, 2021 Equity Incentive Plan, Stock Option Sub-Plan for United States Persons to the 2021 Equity Incentive Plan, 2022 Share Incentive Plan and Sub-Plan for Israeli Participants to the 2022 Share Incentive Plan, and the 2023 Employee Stock Purchase Plan of Pagaya Technologies Ltd.;

of our report dated March 2, 2026, with respect to the consolidated financial statements of Pagaya Technologies Ltd. and the effectiveness of internal control over financial reporting of Pagaya Technologies Ltd. included in this Annual Report (Form 10-K) of Pagaya Technologies Ltd. for the year ended December 31, 2025.

Kost Forer Gabbay & Kasierer
A Member of EY Global

Tel Aviv, Israel
March 2, 2026